                                                                    EXHIBIT 23.2


                                October 22, 1996






Cisco Systems, Inc.
170 West Tasman Drive
San Jose, CA  95134-1706


                  Re:  Cisco Systems, Inc. Registration Statement for
                        Offering of 350,000 Shares of Common Stock

Ladies and Gentlemen:

         We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 350,000 shares of Cisco Systems, Inc. common stock under its International Employee Stock Purchase Plan. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the Plans and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of Common Stock.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                            Very truly yours,


                                            /s/ Brobeck, Phleger & Harrison LLP
                                            BROBECK, PHLEGER & HARRISON LLP